UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 23, 2020

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
7905 Quivira Road
Lenexa,	KS	66215
(Address of principal executive offices)		(Zip Code)
(816) 701-4600
(Registrant’s telephone number, including area code)

7905 Quivira Lenexa, Kansas 66215
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	TWNK	The Nasdaq Stock Market LLC
Warrants, each exercisable for a half share of Class A Common Stock	TWNKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Agreement.

On November 19, 2020, Hostess Brands, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with C. Dean Metropoulos, a member of the Company’s board of directors, and Hostess CDM Co-Invest, LLC (“Hostess CDM”) pursuant to which the Company agreed to purchase shares of Class A common stock, $0.0001 par value of the Company (“Shares”) and 2,000,000 private placement warrants (the “Warrants”) to purchase 1,000,000 Shares for an aggregate purchase price of approximately $8,000,000. The purchase of the Shares and Warrants was subject to the entry into an agreement, trade confirmation or other arrangement (the “Resale Agreement”) by and between Hostess CDM and an investment bank or other nationally recognized financial institution reasonably acceptable to the Company to sell all of the Shares owned by Hostess CDM not subject to repurchase under the Agreement. Such Resale Agreement was required to be entered into prior to the open of trading on Nasdaq on November 23, 2020 at a price less than the closing price of the Shares on Nasdaq on November 20, 2020.

The Agreement contains customary representations, warranties, covenants and other provisions for agreements relating to the subject matter covered thereby.

On November 23, 2020, prior to the open of trading on Nasdaq, Hostess CDM entered into a Resale Agreement with an investment bank to sell 3,215,817 Shares at a price of $13.50 per Share. Accordingly, the Company became obligated to purchase 444,444 Shares at a price of $13.50 per Share and 2,000,000 Warrants at a price of $1.00 per Warrant.

The repurchase of the Shares and Warrants by the Company is pursuant to the Company’s previously announced $100 million share repurchase authorization. Following the completion of the repurchase, the Company will have a remaining authorization of approximately $92 million. The closing of the sale to the investment bank and the repurchase by the Company is scheduled to occur on November 25, 2020.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
104.1	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

HOSTESS BRANDS, INC.

Date:November 23, 2020	By:	/s/ Brian T. Purcell
	Name:	Brian T. Purcell
	Title:	Executive Vice President, Chief Financial Officer